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         EXHIBIT 11.01              COMPUTATION OF PER SHARE EARNINGS.

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                                                                        2000             1999               1998
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I. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(A) BASIC EARNINGS PER SHARE
Net earnings (loss)                                                     (27,700)          (1,640)          (54,019)
Weighted average shares outstanding                                  90,715,040       89,456,478        89,101,056
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Basic earnings per share                                                  (0.31)           (0.02)            (0.61)
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(B) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                                                     (27,700)          (1,640)          (54,019)
Interest income from cash from stock options                                  -                0                 5
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Adjusted net earnings (loss)                                            (27,700)          (1,640)          (54,014)

Weighted average shares outstanding                                  90,715,040       89,456,478        89,101,056
Stock options deemed exercised                                                -          125,000           747,500
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Adjusted weighted average shares outstanding                         90,715,040       89,581,478        89,848,556

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Fully diluted earnings per share                                          (0.31)           (0.02)            (0.60)
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II. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(A) BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                                       (13,695)           1,693           (71,634)

Weighted average shares outstanding                                  90,715,040       89,456,478        89,101,056
Common stock equivalents - stock options                                      -          125,000           747,500
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Adjusted weighted average shares outstanding                         90,715,040       89,581,478        89,848,556
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Basic earnings per share                                                  (0.15)            0.02             (0.80)
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(B) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                                       (13,695)           1,693           (71,634)

Weighted average shares outstanding                                  90,715,040       89,456,478        89,101,056
Stock options deemed exercised                                                -          125,000           747,500
Shares deemed repurchased                                                     -          (89,021)         (263,405)
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Adjusted weighted average shares outstanding                         90,715,040       89,492,457        89,585,151

Fully diluted earnings per share                                          (0.15)            0.02             (0.80)
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